SHAREHOLDERS' AGREEMENT


           THIS SHAREHOLDERS' AGREEMENT is entered into as of this 27th day of February, 1995 by and between LEE ENTERPRISES, INCORPORATED, a Delaware corporation ("Lee"), and JOURNAL LIMITED
PARTNERSHIP, a Nebraska limited partnership ("JLP"), for itself and as agent and authorized representative for all partners of JLP (hereinafter sometimes referred to as the "JLP Partners").

                             W I T N E S S E T H:

           WHEREAS, Lee, J-S Acquisition Corp., a Nebraska corporation ("JSAC"), Journal-Star Printing Co., a Nebraska corporation ("Journal-Star") and JLP have entered into a Plan and Agreement of Reorganization (the "Agreement") dated as of February 27, 1995 providing for the merger (the "Merger") of Journal-Star into JSAC, which is a wholly-owned subsidiary of Lee; and

           WHEREAS, JLP propose to enter into certain agreements with Lee pursuant to this Shareholders' Agreement.

           NOW, THEREFORE, Lee and JLP hereby agree as follows:

           1. JLP agrees (i) not to dispose of any of shares of Journal-Star prior to the Effective Date of the Merger, and (ii) subject to the approval by a requisite vote of the JLP Partners, to vote all of its shares of Journal-Star in favor of the Merger.

           2. JLP agrees to join with Lee in taking all action necessary to cause Journal-Star, its officers and its Board of Directors to complete the Merger, subject to any rights which JLP or Journal-Star may have under Article Nine of the Agreement to terminate the Merger.

           3. (a) JLP understands that Lee, in transferring shares of Lee Common Stock to JLP pursuant to the Agreement, is relying upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended (the "Act"). JLP acknowledges, represents, warrants and agrees that the shares of Lee Common Stock to be delivered to it pursuant to the Agreement have not been registered under the Act and are or will be acquired by JLP for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, and that JLP will not directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of the Lee Common Stock or any portion thereof (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any such stock) except in compliance with the Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Lee acknowledges that under the JLP Agreement of Limited Partnership, a partner may require JLP to distribute to it, in kind, assets of JLP (including Lee Common Stock) after the Merger. Lee agrees to register the transfer of any shares of Lee Common Stock in connection with such distribution subject to receipt from such JLP Partner of a counterpart of this Shareholders' Agreement executed by such JLP Partner (wherein it agrees to be bound by all the provisions of this Agreement) and the opinion of counsel called for in subdivision 3(c)(ii) below.

             (b) JLP acknowledges that Lee has made available to it, prior to the execution of the Agreement, the same kind of information that would be required to be set forth in the form of a registration statement under the Act and any additional information necessary to verify the accuracy of such information, including without limitation, the following:

                  (i)     10-K Report for the year ended September 30,
                          1994;

                  (ii)    10-Q Report for the quarter ended
                          December 31, 1994;

                  (iii)   Proxy Statement dated
                          December 28, 1994; and

                  (iv)    Annual Report to Shareholders
                          for the year 1994.

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             (c)  JLP further understands that future sales or transfers of
Lee Common Stock will be restricted as a result of such unregistered status, and that all certificates representing such shares will bear a legend with respect thereto. Accordingly, all certificates representing shares of Lee Common Stock to be delivered on the Closing Date and any certificates subsequently issued in substitution therefor, shall bear a legend in form and substance satisfactory to Lee's counsel to the effect that the shares represented thereby have not been registered under the Act and may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless:

                    (i)   registered under the Act; or

                    (ii) in the opinion of counsel satisfactory to Lee, registration thereof is not required.

                  (d) JLP acknowledges that the Lee Common Stock received by it pursuant to the Merger must be held indefinitely unless it is subsequently registered under the Act or an exemption from such registration is available. JLP further acknowledges that Lee is under no obligation to register the Lee Common Stock in a public offering except to the extent provided in paragraph 4 hereof.

                  (e) JLP further acknowledges that it and the JLP Partners have been advised of the meaning of Rule 144 (the "Rule") of the Securities and Exchange Commission (the "Commission") promulgated under the Act which permits limited resale of "restricted securities" as defined by such Rule (such as the Lee Common Stock to be delivered pursuant to the Agreement) subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Lee, the resale occurring not less than two years after the purchase and payment for the security to be sold, the sale being effected in accordance with a "broker's transaction" within the meaning of Section 4(4) of the Act and the number of shares being sold during any three-month period not exceeding specified limitations.

                  (f) Lee hereby undertakes to use its best efforts to file such reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise to satisfy the current public information requirement of the Rule. JLP and the JLP Partners acknowledge that although the Rule as adopted may not be the exclusive means provided for the public sale of the Lee Common Stock other than in an offering registered under the Act, the staff of the Commission has expressed its opinion that persons proposing to sell "restricted securities" other than in a registered offering and other than pursuant to the Rule will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers and other persons who participate in the transaction do so at their own risk.

                  (g) JLP agrees that it shall transmit to Lee, not less than five business days prior to transmission to the Commission, (i) a copy of the "Notice of Proposed Sale of Securities Pursuant to Rule 144" and any other material required to be filed with the Commission by subparagraph (h) of the Rule, (ii) an opinion of counsel satisfactory to Lee to the effect that the proposed sale is one which will be made under the Rule, (iii) a statement from JLP's broker evidencing compliance by JLP with Rule 144 and the "broker's transaction" exemption in Section 4(4) of the Securities Exchange Act of 1934, and (iv) a copy of any questionnaire or other document delivered by JLP to such broker with respect to such sale.













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           4.     (a)  In the event that Lee during the 24-month period
following the Effective Date files a registration statement under the Act on Forms S-1 or S-3, or any later substituted equivalent of such Forms, relating to an offer of its securities, Lee shall give JLP written notice of the proposed filing at least 30 days in advance thereof and if, within 10 days after the giving of such notice, Lee has received written notice from JLP that it wishes to include shares of Lee Common Stock in such registration statement for sale thereunder, and the inclusion thereof is acceptable to the principal underwriter of the shares proposed to be offered, then Lee will cause such shares to be included in such registration statement. JLP and the JLP Partners acknowledge that they have been informed that Lee may in the future grant similar so-called "piggy-back" rights to parties to subsequent mergers and that in determining whether to include in a registration statement referred to in this subparagraph shares desired to be offered by JLP, the principal underwriter may take into account shares desired to be offered by other parties to such mergers and, in its sole discretion, limit the number of shares offered to be sold by JLP. Lee agrees to use its best efforts to effect any secondary offering in a manner which equalizes any outstanding registration commitments to third parties, including JLP.

                  (b) In addition to the registration rights provided for in subparagraph 4(a) above, after receipt of a written request by JLP or holders of more than 50% of the Lee Common Stock received by JLP in the Merger delivered at any time after the Merger, Lee shall, one time and one time only, use its best efforts to prepare, file and have effective within ninety (90) days a registration statement under the Act with respect to the shares of Lee Common Stock received by JLP. Such registration statement shall provide for the sale of the shares covered thereby from time to time on the New York Stock Exchange (the "NYSE"), or otherwise, at prices current at the time of sale and on terms then obtainable. Lee shall not have performed its foregoing obligation to register unless all the shares of Lee Common Stock requested to be registered hereunder are registered and included in such offering. Lee shall have the right to approve any underwriter or underwriters of such shares, which approval shall not be unreasonably withheld. The registration rights granted herein shall be personal to JLP and may not be transferred by JLP except as provided herein.

                  (c) The obligations of Lee under this paragraph 4 shall be subject to the following additional terms and conditions:

                    (i) Lee shall be obligated to register shares of the Lee Common Stock and list the same on the NYSE except to the extent that counsel for Lee is then of the opinion that registration or listing of said shares is not required under the provisions of the Act other than the Rule;

                    (ii) Lee shall not be required to include any shares of the Lee Common Stock owned by JLP in any registration statement filed by Lee covering any of its securities which are not proposed to be offered and sold thereunder as soon as practicable upon the effectiveness thereof;

                    (iii) Lee shall keep the registration statement effective from its effective date for as long as JLP shall own the Lee Common Stock covered thereby ; and

                    (iv) JLP, when making said request and desiring to sell shares of Lee Common Stock, shall promptly supply Lee with all information which Lee requests for inclusion in the registration statement.

                  (d) Lee shall pay the fees of its counsel and auditors in connection with the expenses of registration of shares of Lee Common Stock under this paragraph 4, together with the Commission's costs of registration, NYSE listing and printing. JLP shall pay all other fees and expenses, including without limitation all fees, costs and expenses of counsel for JLP; and the underwriting discounts and commissions attributable to the Lee Common Stock sold by JLP. JLP shall also pay its proportionate share of the fees, expenses, underwriting discounts and commissions applicable to its shares included under a registration statement under subparagraph 4(a) hereof.

                  (e) Lee shall indemnify and hold harmless JLP and any underwriter (as defined in the Act) for JLP and each person, if any, who controls JLP or underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which any of such persons may be subject, under the Act or otherwise, and to reimburse any of such persons for any legal or other expenses incurred in connection with investigating or defending against any losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such shares of Lee Common Stock were registered under the Act pursuant to this paragraph 4, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon information furnished to Lee in writing by JLP or by any underwriter for JLP expressly for use therein.

                  (f) JLP shall indemnify and hold harmless Lee, each of its directors, each of its officers who have signed any registration statement, and each person, if any, who controls Lee within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which Lee or any such director, officer or controlling person may become subject under the Act or otherwise, and to reimburse any such persons for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which any of the shares of Lee Common Stock were, pursuant to this paragraph 4, registered under the Act, any prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement, or alleged untrue statement, or omission, or alleged omission, was so made in reliance upon and in conformity with, written information furnished by JLP or any underwriter acting for JLP specifically for use in the preparation of such registration statement or prospectus contained therein or amendment or supplement thereto.

                  (g) Lee shall not be liable for failure to procure the effectiveness of a registration statement if it exerts its best efforts to have such registration statement become effective.

           5. Terms not specifically defined herein shall have the meaning, if any, ascribed in the Agreement.

           6. All necessary notices, demands and requests required or permitted to be given under the provisions of this Shareholders' Agreement shall be deemed duly given if mailed by Registered or Certified Mail, postage prepaid, addressed as follows:

                    If to Lee:

                    Richard D. Gottlieb, President
                    Lee Enterprises, Incorporated
                    400 Putnam Building
                    215 North Main Street
                    Davenport, IA   52801

                    Copy:

                    C. D. Waterman III, Esq.
                    Lane & Waterman
                    220 North Main Street
                    Suite 600
                    Davenport, IA   52801

                    If to JLP or JLP Partners:

                    Mark L. Seacrest, President
                    Journal Corporation
                    6701 Everett Street
                    Lincoln, NE  68506

                    Copy:

                    Stephen E. Gehring, Esq.
                    Cline, Williams, Wright, Johnson & Oldfather
                    One Pacific Place
                    1125 South 103rd, Suite 720
                    Omaha, NE  68124

or such other addresses as the parties may from time to time designate.

           7. This Shareholders' Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns provided, however, that no party hereto shall assign its rights or obligations under this Shareholders' Agreement without the prior written consent of the other party.

           8. The parties shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Shareholders' Agreement.

           9. This Shareholders' Agreement shall be construed and enforced in accordance with the laws of the State of Nebraska.

           10. This Shareholders' Agreement may be signed in any number of counterparts with the same effect as if the signature of each such counterpart were upon the same instrument.

           11. This Shareholders' Agreement is the only agreement between the parties hereto with respect to the subject matter hereof and contains all of the terms and conditions agreed upon with respect thereto, and supersedes the agreement of Lee and JLP dated February 6, 1995.

           IN WITNESS WHEREOF, the undersigned have executed this Shareholders' Agreement on the date first above written.


                             LEE ENTERPRISES, INCORPORATED



                             By /s/ C.D. Waterman III
                                C. D. Waterman III, Secretary


                             JOURNAL LIMITED PARTNERSHIP
                             By Journal Corporation



                             By /s/ Mark L. Seacrest
                                Mark L. Seacrest, President